UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 27, 2010
Date of Report (Date of earliest event reported)

INFOSPI INC.
(Exact name of registrant as specified in its charter)

Nevada	000-53104	51-0668045
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5300 NW 12th Avenue, Suite 1 Fort Lauderdale, Florida	33309
(Address of principal executive offices)	(Zip Code)

(858) 531-5723
Registrant’s telephone number, including area code

N/A
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
__________

SECTION 5. CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

Effective on April 27, 2010, our Board of Directors accepted the resignations from Chris Hamilton as the Vice President and a director and Oliver Danan as the Vice President and Chief Operating Officer and a director effective April 27, 2010. Simultaneously, our Board of Directors accepted the consent from Haim Mayan as the interim Chief Executive Officer and Chief Financial Officer effective April 27, 2010 and confirmed Mr. Mayan’s continuing appointment to our Board of Directors. Therefore, as of the date of this Current Report, the Board of Directors is comprised of Haim Mayan, Michel Brunet and Ashley Hollington.

Biography

Haim Mayan.  Since 1990, Mr. Mayan has been engaged in executive roles with private and/or public companies. Prior to joining us, Mr. Mayan served as president of Mayan group LLC in  Miami , Florida . Mayan Group LLC owned and operated a large condo community and home rentals.  From 1991 to present, Mr. Mayan owned and managed a construction company and  several real-estate development and commercial properties including, Oxembergeve LTD ,  Gvahim LTD  in Tel Aviv,  and Mayan Group LLC which had  several other successful development. Since 2005, Haim has made exhaustive research into the conversion of existing products into oil especially into the tire to oil market  and the conversion of algae into oil for bio-diesel.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01                      Financial Statements and Exhibits

(a) Financial Statements of Business Acquired.

Not applicable.

(b) Pro forma Financial Information.

Not applicable.

(c) Shell Company Transaction.

Not applicable.

(d) Exhibits.

Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INFOSPI INC.
DATE: May 24, 2010	/s/ Haim Mayan ___________________________ Name: Haim Mayan Title: Chief Executive Officer